As filed with the Securities and Exchange Commission on August 26, 2003
                                        Registration Statement No. 333-
-----------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                     ------------------------------------
                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                     ------------------------------------

                                MORGAN STANLEY
            (Exact name of registrant as specified in its charter)


                               Delaware                                                 36-3145972
                               --------                                                 ----------
(State or other jurisdiction of incorporation or organization)               (IRS Employer Identification Number)

                                                          1585 Broadway
                                                    New York, New York 10036
                                                    ------------------------
                                  (Address of principal executive offices, including zip code)


                        MORGAN STANLEY DPSP/START PLAN
                           (Full title of the plan)

                            Ronald T. Carman, Esq.
                        Assistant Secretary and Counsel
                                Morgan Stanley
                                 1585 Broadway
                           New York, New York 10036
                                (212) 761-4000
           (Name, address and telephone number of agent for service)
                                ---------------

                        Calculation of Registration Fee


-------------------------------      -----------------     -------------------     -------------------------   -------------
                                                            Proposed Maximum                                     Amount of
     Title of Securities to be         Amount to be        Offering Price Per          Proposed Maximum        Registration
            Registered                 Registered(1)            Share(2)           Aggregate Offering Price       Fee(3)
-------------------------------      -----------------     -------------------     -------------------------   -------------

 Common Stock, par                   10,827,531 shares            $49.35                  $534,338,655             $43,228
 value $.01 per share(4)
-------------------------------      -----------------     -------------------     -------------------------   -------------
 Interests in the Plan                      (5)                     N/A                       N/A                    N/A
-------------------------------      -----------------     -------------------     -------------------------   -------------



(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on August 21, 2003.

(3) A filing fee of $56,088 was paid in connection with a Registration Statement on Form S-8, File No. 333-55972, filed by Morgan Stanley (then known as Morgan Stanley Dean Witter & Co.) on February 21, 2001 and declared effective on that date. Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act, $43,228 of this filing fee, relating to the registration of $172,915,409 of securities that remain unsold under that Registration Statement as of the date hereof, is offset against the filing fee currently due in connection with this Registration Statement. The offering of the securities that remain unsold under the Registration Statement on Form S-8, File No. 333-55972 is hereby terminated.

(4) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995, amended as of February 4, 1997 and as of June 15, 1999, between the Registrant and JPMorgan Chase Bank, as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

(5) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                               EXPLANATORY NOTE

         This Registration Statement relates to the Morgan Stanley DPSP/START Plan (the "Plan") and the offer and sale of the Common Stock, par value $0.01 per share (the "Common Stock"), of Morgan Stanley (the "Registrant") pursuant to the Plan, together with an indeterminate amount of interests in the Plan as may be purchased with contributions under the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002;

(b) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended February 28, 2003 and May 31, 2003;

(c) the Registrant's Current Reports on Form 8-K dated December 16, 2002, December 19, 2002 (two reports), February 19, 2003, March 3, 2003, March 20, 2003, March 24, 2003, April 28, 2003, April 30, 2003, May 30, 2003 and June
18, 2003;

(d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993;

(e) the description of the Registrant's Shareholder Rights Plan (the "Rights Agreement") contained in the Registrant's Registration Statement on Form 8-A dated April 25, 1995 filed with the Commission pursuant to Section 12 of the Exchange Act and as amended by Forms 8-A/A dated May 4, 1995 and June 29, 1999, as further amended by the amendment, dated February 4, 1997, to the Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997) and the second amendment, dated June 15, 1999, to the Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15,
1999).

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not required.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

          Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant ("Certificate of Incorporation") and Section
6.07 of the Amended and Restated By-Laws of the Registrant ("By-Laws"), each as amended to date, provide for the indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that any person who is or was a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any matter in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation, a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary"), shall be indemnified and held harmless by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in connection with any proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant's By-Laws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant or a Subsidiary, to the same scope and effect as the foregoing indemnification of directors and officers of the Registrant.

         Under the By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or Subsidiary, or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant or a Subsidiary would have the power to indemnify that person against such expense, liability or loss under the provisions of applicable law.

         The Registrant has in effect insurance policies in the amount of $200 million for general officers' and directors' liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The following exhibits are filed as part of this Registration
Statement:

4.1 Morgan Stanley DPSP/START Plan. Filed as Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and incorporated herein by reference.
4.2 Amended and Restated Certificate of Incorporation, as amended to date. Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002 and incorporated herein by reference.
4.3 Amended and Restated By-Laws. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and incorporated herein by reference.
4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995 and incorporated herein by reference.
4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and JPMorgan Chase Bank (formerly Chemical
         Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
4.6 Second Amendment, dated June 15, 1999, to the Rights Agreement between the Registrant and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference.
5.1      Opinion of Sidley Austin Brown & Wood LLP.
5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner after the effective date of this Registration Statement, and to make all changes required by the IRS in order to qualify the Plan.
15.1     Letter of Awareness from Deloitte & Touche LLP.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5.1).
23.3     Consent of BK Associates, Inc.
23.4     Consent of Morten Beyer & Agnew, Inc.
23.5     Consent of Airclaims Limited.
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

Item 9.  Undertakings.
         -------------

(a)      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, as of this 26th day of August, 2003.

                                     MORGAN STANLEY
                                     (Registrant)


                                     By: /s/ Philip J. Purcell
                                         -------------------------
                                         Philip J. Purcell
                                         Chairman of the Board and
                                         Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Donald G. Kempf, Jr., Ronald T. Carman, Martin M. Cohen and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on this 26th day of August, 2003.



                           Signature                                                        Title
                           ---------                                                        -----

                     /s/ Philip J. Purcell                                        Chairman of the Board and
                     ----------------------                                       Chief Executive Officer
                       Philip J. Purcell

                      /s/ Robert G. Scott                                    President, Chief Operating Officer
                     ----------------------                                           and Director
                        Robert G. Scott


                                       7


                           Signature                                                        Title
                           ---------                                                        -----

                    /s/ Stephen S. Crawford                                   Executive Vice President and Chief
                    -----------------------                                          Financial Officer
                      Stephen S. Crawford                                       (Principal Financial Officer)

                     /s/ Alexander C. Frank
                    -----------------------                                       Controller and Treasurer
                      Alexander C. Frank

                       /s/ David S. Moser
                    -----------------------
                         David S. Moser                                         Principal Accounting Officer

                      /s/ Robert P. Bauman                                                 Director
                    -----------------------
                        Robert P. Bauman

                     /s/ Edward A. Brennan                                                 Director
                    -----------------------
                       Edward A. Brennan

                       /s/ John E. Jacob                                                   Director
                    -----------------------
                         John E. Jacob

                      /s/ C. Robert Kidder                                                 Director
                    -----------------------
                        C. Robert Kidder

                     /s/ Charles F. Knight                                                 Director
                    -----------------------
                       Charles F. Knight

                      /s/ John W. Madigan                                                  Director
                    -----------------------
                        John W. Madigan

                       /s/ Miles L. Marsh                                                  Director
                    -----------------------
                         Miles L. Marsh

                      /s/ Michael A. Miles
                    ------------------------                                               Director
                        Michael A. Miles

                    /s/ Laura D'Andrea Tyson
                    ------------------------                                               Director
                      Laura D'Andrea Tyson



         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the administrator of the Morgan Stanley DPSP/START Plan has duly caused this Registration Statement on Form S-8 to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on this 26th day of August, 2003.


                        Morgan Stanley DPSP/START Plan

                        By:   Morgan Stanley & Co. Incorporated, as Sponsor


                        By:   /s/ Karen Jamesley
                              ---------------------------------------------
                              Name:     Karen Jamesley
                              Title:    Director of Human Resources

                                 EXHIBIT INDEX

  Exhibit
  Number
  -------

4.1 Morgan Stanley DPSP/START Plan. Filed as Exhibit 10.18 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and incorporated herein by reference.
4.2 Amended and Restated Certificate of Incorporation, as amended to date. Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 2002 and incorporated herein by reference.
4.3 Amended and Restated By-Laws. Filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and incorporated herein by reference.
4.4 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 25, 1995 and incorporated herein by reference.
4.5 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
4.6 Second Amendment, dated June 15, 1999, to the Rights Agreement between the Registrant and JPMorgan Chase Bank (as successor to The Chase Manhattan Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated June 15, 1999 and incorporated herein by reference.
5.1      Opinion of Sidley Austin Brown & Wood LLP.
5.2 The Registrant hereby undertakes to cause the Plan Sponsor to submit the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner after the effective date of this Registration Statement, and to make all changes required by the IRS in order to qualify the Plan.
15.1     Letter of Awareness from Deloitte & Touche LLP.
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Sidley Austin Brown & Wood LLP (included as part of
         Exhibit 5.1).
23.3     Consent of BK Associates, Inc.
23.4     Consent of Morten Beyer & Agnew, Inc.
23.5     Consent of Airclaims Limited.
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").


                                     E-1